Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard Proud, Chief Executive Officer of iAnthus Capital Holdings, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2026	/s/ Richard Proud
Richard Proud
Chief Executive Officer
(Principal Executive Officer)